Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2026, with respect to the consolidated financial statements of Arbe Robotics Ltd., incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International Tel Aviv, Israel

April 23, 2026